UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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GENCO SHIPPING & TRADING LIMITED

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On June 10, 2026, Genco Shipping & Trading Limited (“Genco”) mailed a communication to shareholders, posted a communication to its LinkedIn account, and issued a press release. Copies of the materials can be found below:

Shareholder Mailer

ACTION REQUIRED BY GENCO SHAREHOLDERS Vote the “WHITE” proxy card today Genco’s highly qualified Board continues to act in the best interests of all Genco shareholders and is successfully executing its Comprehensive Value Strategy, which has delivered superior returns and positioned the Company for continued value creation. Diana Shipping Inc. is trying to TAKE OVER GENCO ON THE CHEAP through a proxy fight to replace some of Genco’s Board members and by launching a tender offer at an inadequate $24.80 price, which: • Is BELOW Genco’s underlying net asset value (NAV); and • DOES NOT PROVIDE a control premium. Here’s what you can do to ensure you protect the value of your Genco investment. • Vote “FOR” the reelection of ALL of Genco’s highly qualified nominees • Vote “WITHHOLD” on Diana’s handpicked nominees • Vote IN LINE with the Board’s recommendations on all other proposals • Reject Diana’s inadequate tender offer by not tendering your shares Vote Today www.GencoDrivesSuperiorReturns.com

Genco has a highly qualified and experienced Board with a proven track record of delivering meaningful value to shareholders. Our Board is the architect of the Company’s Comprehensive Value Strategy, which has been delivering large and growing dividends and driving superior value for shareholders. All three leading independent proxy advisory firms – recommend voting “FOR” all our Board members Following the proxy advisory firms’ recommendations, Diana withdrew four of its director nominees for election to Genco’s Board. Regarding Genco’s Board of Directors: • “Genco’s nominees collectively bring deep drybulk, finance, and operational expertise and have overseen the design and execution of the CVS [Comprehensive Value Strategy], with independent governance structures (annual elections, special committee, external advisers) used to evaluate Diana’s proposals” - EJ • “The board has established a clear path forward, in that it has outlined objective criteria necessary for an engagement, and the requirements do not appear unreasonable given the current market environment” – ISS Regarding Genco’s Comprehensive Value Strategy and recent performance:1 • “Since launching the Comprehensive Value Strategy ("CVS") in April 2021, Genco has delivered a 249% TSR, materially outperforming the drybulk sector while navigating multiple rate pullbacks and demonstrating an ability to compound value through the cycle. Genco's superior returns over time weakens the case for a takeover Usually, replacing a company's board is justified when the company has consistently performed poorly or its strategy has failed, but neither appears to be true for Genco” – EJ • “Although the company [Genco] has fared better than peers, performance has likely been shaped by industry dynamics and execution more than it has been shaped by the dissident's offers” – ISS We encourage all Genco shareholders to vote “FOR” the election of each of Genco’s six director nominees and according to our Board’s other recommendations Permission to use quotes neither sought nor obtained.1

Regarding Diana’s tender offer:1 • “On balance, the dissident's most recent offer does not appear to be a reasonable starting point for engagement” – ISS • “It is difficult to understand the basis for Diana's assertions that GNK shares would drop 20-30 percent without its offer. These repeated statements have only undermined its credibility” – ISS • “The current bid at $24.80 per share, remains approximately $2 below the mean and median sell-side equity analyst NAV estimates and does not include a control premium. When considering the Company’s recent operating momentum and stand-alone case, the board's rejection appears defensible at this time” – GL • “Genco has deliberately positioned itself to capitalize on an improving drybulk market through its conservative balance sheet, low cash breakeven structure, and CVS which prioritizes disciplined capital allocation and shareholder returns. Accepting a merger at this stage could force shareholders to relinquish exposure to a potentially favorable market cycle just as supply constraints and strengthening commodity trade flows are supporting higher vessel earnings” – EJ Regarding Diana’s nominees:1 • “…the dissident has not presented a compelling case for change” - ISS • “The board appears to have taken reasonable steps in relation to the Dissident Nominees. In particular, Genco requested to interview Diana’s candidates, while Diana’s counsel instead focused on the possibility of a meeting to discuss the acquisition proposal…Diana’s reluctance to facilitate direct engagement between the board and the Dissident Nominees weakens its criticism of the board’s review of the competing slate” – GL • “Diana’s slate is oriented toward transactions and restructurings and includes individuals with ties to Diana or value-destructive situations, heightening the risk that they would prioritize a sale over continuing Genco’s proven CVS strategy for existing shareholders” – EJ We encourage all Genco shareholders to vote “WITHHOLD” on Diana’s handpicked nominees and “AGAINST” their shareholder proposals

THE ANNUAL MEETING IS APPROACHING SOON. Vote before the deadline of June 17, 2026 at 11:59 PM ET to ensure your vote is counted. If you have questions or require any assistance with voting your shares, please contact Genco Shipping & Trading Limited’s proxy solicitor listed below: 7 Penn Plaza New York, New York 10001 Call Collect: (212) 929-5500 or Toll-Free (800) 322-2885 Email: proxy@mackenziepartners.com Forward-Looking Statements This communication contains statements that may constitute forward-looking statements. These statements include, but are not limited to: statements related to the Company’s views and expectations regarding Diana Shipping Inc.’s unsolicited tender offer; any statements relating to the plans, strategies and objectives of management or the Company’s Board for future operations and activities; any statements concerning the expected development, performance, market share or competitive performance relating to products or services; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on the Company and its financial performance; and any statements of assumptions underlying any of the foregoing. Forward-looking statements can be identified by the fact that they do not relate strictly to historic or current facts and often use words such as “anticipate,” “budget,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with a discussion of potential future events, circumstances or future operating or financial performance. These forward-looking statements are based on our management’s current expectations and observations. Included among the factors that, in our view, could cause actual results to differ materially from the forward looking statements contained in this release are the following: (i) the Company’s plans and objectives for future operations; (ii) that any transaction based on Diana’s non-binding indicative proposal or otherwise may not be consummated at all; (iii) the ability of Genco and its shareholders to recognize the anticipated benefits of any such transaction; (iv) the exercise of the discretion of our Board regarding the declaration of dividends, including without limitation the amount that our Board determines to set aside for reserves under our dividend policy; and (v) other factors listed from time to time in our filings with the SEC, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2025 and subsequent reports on Form 8-K and Form 10-Q. Our ability to pay dividends in any period will depend upon various factors, including the limitations under any credit agreements to which we may be a party, applicable provisions of Marshall Islands law and the final determination by the Board of Directors each quarter after its review of our financial performance, market developments, and the best interests of the Company and its shareholders. The timing and amount of dividends, if any, could also be affected by factors affecting cash flows, results of operations, required capital expenditures, or reserves. As a result, the amount of dividends actually paid may vary. In addition, the forward-looking statements included in this communication represent the Company’s views as of the date of this communication and these views could change. However, while the Company may elect to update these forward-looking statements at some point, the Company specifically disclaims any obligation to do so, other than as required by federal securities laws. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this communication. Important Information for Investors and Shareholders This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. The Company has filed a solicitation/recommendation statement on Schedule 14D-9 with the SEC (available here). Any solicitation/recommendation statement filed by the Company that is required to be mailed to shareholders will be mailed to shareholders. THE COMPANY’S INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S SOLICITATION/RECOMMENDATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders may obtain a copy of the solicitation/recommendation statement on Schedule 14D-9, any amendments or supplements thereto and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge by clicking the “SEC Filings” link in the “Financials” section of the Company’s investor relations website at https://investors.gencoshipping.com/, or by contacting Peter Allen as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. Important Additional Information and Where to Find It The Company has filed a definitive proxy statement on Schedule 14A, an accompanying WHITE proxy card, and other relevant documents with the SEC in connection with the solicitation of proxies from the Company’s shareholders for the Company’s 2026 Annual Meeting of Shareholders. THE COMPANY’S SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING WHITE PROXY CARD, AND ANY OTHER DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the definitive proxy statement, an accompanying WHITE proxy card, any amendments or supplements to the definitive proxy statement, and other documents that the Company files with the SEC at no charge from the SEC’s website at www.sec.gov. Copies will also be available at no charge by clicking the “SEC Filings” link in the “Financials” section of the Company’s investor relations website at https://investors.gencoshipping.com/.

LinkedIn Post

Genco Shipping & Trading Limited

Today, Genco sent a communication to shareholders urging them to vote FOR ALL of Genco’s highly qualified directors in line with recommendations from all three proxy advisory firms — ISS, Glass Lewis and Egan-Jones.

Our Board consists of highly engaged, experienced leaders who have been successfully executing our Comprehensive Value Strategy, which has delivered large and growing dividends and superior value for shareholders.

Diana Shipping, on the other hand, is pursuing a single, self-serving objective — to take control of Genco on the cheap. Diana’s director nominees have inextricable ties to its agenda, are not fit to serve on the Genco Board and pose serious risks to shareholders’ investment.

Genco’s Annual Meeting is fast approaching, and to protect your investment and future upside, we encourage shareholders to vote the WHITE proxy card TODAY.

Voting instructions and legal information can be found here: https://lnkd.in/edntaEVk

#VoteForGenco #CorporateGovernance #ShareholderValue #Maritime #Shipping

ACTION REQUIRED BY GENCO SHAREHOLDERS Vote the “WHITE” proxy card today Genco’s highly qualified Board continues to act in the best interests of all Genco shareholders and is successfully executing its Comprehensive Value Strategy, which has delivered superior returns and positioned the Company for continued value creation. Diana Shipping Inc. is trying to TAKE OVER GENCO ON THE CHEAP through a proxy fight to replace some of Genco’s Board members and by launching a tender offer at an inadequate $24.80 price, which: • Is BELOW Genco’s underlying net asset value (NAV); and • DOES NOT PROVIDE a control premium. Here’s what you can do to ensure you protect the value of your Genco investment. • Vote “FOR” the reelection of ALL of Genco’s highly qualified nominees • Vote “WITHHOLD” on Diana’s handpicked nominees • Vote IN LINE with the Board’s recommendations on all other proposals • Reject Diana’s inadequate tender offer by not tendering your shares Vote Today www.GencoDrivesSuperiorReturns.com

Press Release

Genco Shipping & Trading Limited Urges Shareholders to Vote Today

Vote for All of Genco’s Highly Qualified Directors in Line with Recommendations of Three Proxy Advisory Firms

Genco’s Board of Directors Is Delivering Superior Returns and Value to Shareholders Through Execution of Genco’s Comprehensive Value Strategy

Additional Information Available at  www.GencoDrivesSuperiorReturns.com

NEW YORK, June 10, 2026 -- Genco Shipping & Trading Limited (NYSE:GNK) (“Genco” or the “Company”), the largest U.S. headquartered drybulk shipowner focused on the global transportation of commodities, today mailed a communication to shareholders urging them to vote FOR ALL of Genco’s highly qualified directors on the WHITE proxy card and WITHHOLD on both of Diana Shipping Inc.’s (“Diana”) handpicked nominees.

Genco issued the following statement:

Genco’s Annual Meeting is fast approaching, and to protect your investment, we encourage shareholders to vote the WHITE proxy card TODAY.

Genco’s Board of Directors consists of highly engaged, experienced leaders who are proven stewards of capital and deeply committed to driving shareholder value. Our directors bring extensive expertise across relevant areas to our business, including shipping, fleet and technical management, commercial operations, drybulk commodities, capital allocation, financial reporting and M&A. Our Board has been successfully executing our Comprehensive Value Strategy, which has delivered large and growing dividends and superior value for shareholders.

Leading advisory firms — ISS, Glass Lewis and Egan-Jones — have all determined that our Board is best positioned to lead the Company forward and drive continued value creation. The proxy advisory firms also concluded that change is not warranted at Genco and Diana’s offer is not in the best interests of Genco shareholders.

Diana is pursuing a single, self-serving objective — to take control of Genco on the cheap. To that end, Diana nominated handpicked directors but refused our request to interview their nominees. After all three proxy advisory firms recommended Genco shareholders vote for Genco’s highly qualified director candidates over Diana’s candidates, Diana withdrew four of its nominees in a desperate attempt to resurrect its campaign.

Diana is continuing to pursue the election of two directors that have inextricable ties to its agenda and are not fit to serve on the Genco Board:

•	Diana’s nominee, Jens Ismar, has a record of shareholder value destruction in the shipping industry, leading Western Bulk into bankruptcy while serving as its Chief Executive Officer.

•	Diana’s other nominee, Paul Cornell, is not independent from Diana and has professional and personal ties to two of its directors — including serving as business partners in a previous drybulk venture. He also received a withhold recommendation from ISS[1] when he briefly served for just one year on a U.S.-listed board of directors.[2]

Diana’s nominees pose significant risks to Genco shareholders’ investment and potential to realize upside in a strengthening drybulk market. Given their track records and ties to Diana, Mr. Ismar and Mr. Cornell could attempt to impose value-destructive actions similar to what has occurred at Diana and their other companies on Genco shareholders.

We urge shareholders to vote the WHITE proxy card “FOR” the reelection of Genco’s six highly qualified directors and “WITHHOLD” on all of Diana’s nominees.

We strongly recommend Genco shareholders vote “FOR” the continuation of our shareholder rights plan. Without the protection of a rights plan, Diana has a path to a creeping takeover that would put Genco shareholders’ investments at risk.

The Board also recommends that Genco shareholders reject Diana’s inadequate $24.80 tender offer by not tendering their shares.

The communication Genco sent to shareholders, as well as other shareholder resources regarding the Annual Meeting can be found here: www.GencoDrivesSuperiorReturns.com.

If you have any questions or require any assistance with voting your shares, please call or email Genco’s proxy solicitor:

MacKenzie Partners, Inc.
Toll Free: 800-322-2885
Email: proxy@mackenziepartners.com

Jefferies LLC is acting as financial advisor to Genco and Herbert Smith Freehills Kramer (US) LLP and Sidley Austin LLP are serving as legal counsel to Genco. Morgan Stanley & Co. LLC is acting as special advisor to the Board of Directors.

1 Per ISS’ Report for Excel Maritime Carriers Ltd.’s 2008 AGM released on Sep 2, 2008.

2 Per ISS’ Report for Excel Maritime Carriers Ltd.’s 2009 AGM released on Sep 14, 2009.

About Genco Shipping & Trading Limited

Genco Shipping & Trading Limited is a U.S. based drybulk ship owning company focused on the seaborne transportation of commodities globally. We transport key cargoes such as iron ore, coal, grain, steel products, bauxite, cement, nickel ore among other commodities along worldwide shipping routes. Our wholly owned high quality, modern fleet of dry cargo vessels consists of the larger Newcastlemax and Capesize vessels (major bulk) and the medium-sized Ultramax and Supramax vessels (minor bulk), enabling us to carry a wide range of cargoes. Genco’s fleet consists of 43 vessels with an average age of 12.6 years and an aggregate capacity of approximately 4,935,000 dwt.

Forward-Looking Statements

This communication contains statements that may constitute forward-looking statements. These statements include, but are not limited to: statements related to the Company’s views and expectations regarding Diana Shipping Inc.’s unsolicited tender offer; any statements relating to the plans, strategies and objectives of management or the Company’s Board for future operations and activities; any statements concerning the expected development, performance, market share or competitive performance relating to products or services; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on the Company and its financial performance; and any statements of assumptions underlying any of the foregoing. Forward-looking statements can be identified by the fact that they do not relate strictly to historic or current facts and often use words such as “anticipate,” “budget,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with a discussion of potential future events, circumstances or future operating or financial performance. These forward-looking statements are based on our management’s current expectations and observations. Included among the factors that, in our view, could cause actual results to differ materially from the forward looking statements contained in this release are the following: (i) the Company’s plans and objectives for future operations; (ii) that any transaction based on Diana’s non-binding indicative proposal or otherwise may not be consummated at all; (iii) the ability of Genco and its shareholders to recognize the anticipated benefits of any such transaction; (iv) the exercise of the discretion of our Board regarding the declaration of dividends, including without limitation the amount that our Board determines to set aside for reserves under our dividend policy; and (v) other factors listed from time to time in our filings with the SEC, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2025 and subsequent reports on Form 8-K and Form 10-Q. Our ability to pay dividends in any period will depend upon various factors, including the limitations under any credit agreements to which we may be a party, applicable provisions of Marshall Islands law and the final determination by the Board of Directors each quarter after its review of our financial performance, market developments, and the best interests of the Company and its shareholders. The timing and amount of dividends, if any, could also be affected by factors affecting cash flows, results of operations, required capital expenditures, or reserves. As a result, the amount of dividends actually paid may vary. In addition, the forward-looking statements included in this communication represent the Company’s views as of the date of this communication and these views could change. However, while the Company may elect to update these forward-looking statements at some point, the Company specifically disclaims any obligation to do so, other than as required by federal securities laws. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this communication.

Important Information for Investors and Shareholders

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. The Company has filed a solicitation/recommendation statement on Schedule 14D-9 with the SEC (available here). Any solicitation/recommendation statement filed by the Company that is required to be mailed to shareholders will be mailed to shareholders. THE COMPANY’S INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S SOLICITATION/RECOMMENDATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders may obtain a copy of the solicitation/recommendation statement on Schedule 14D-9, any amendments or supplements thereto and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge by clicking the “SEC Filings” link in the “Financials” section of the Company’s investor relations website at https://investors.gencoshipping.com/, or by contacting Peter Allen as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Important Additional Information and Where to Find It

The Company has filed a definitive proxy statement on Schedule 14A, an accompanying WHITE proxy card, and other relevant documents with the SEC in connection with the solicitation of proxies from the Company’s shareholders for the Company’s 2026 Annual Meeting of Shareholders. THE COMPANY’S SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING WHITE PROXY CARD, AND ANY OTHER DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the definitive proxy statement, an accompanying WHITE proxy card, any amendments or supplements to the definitive proxy statement, and other documents that the Company files with the SEC at no charge from the SEC’s website at www.sec.gov. Copies will also be available at no charge by clicking the “SEC Filings” link in the “Financials” section of the Company’s investor relations website at https://investors.gencoshipping.com/.

Investor Contact

Peter Allen
Chief Financial Officer
Genco Shipping & Trading Limited
(646) 443-8550

Media Contact

Leon Berman
IGB Group
(212) 477-8438
lberman@igbir.com